UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2026

REMSLEEP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53450	47-5386867
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 S Australian Ave, West Palm Beach FL 33414

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +1 561 668 0846

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 or Rule 12b-2 under the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Resignation of Independent Registered Public Accounting Firm

On July 17, 2026, Fruci & Associates II, PLLC (“Fruci”), the independent registered public accounting firm of REMSleep Holdings, Inc. (the “Company”), notified the Company of its resignation as the Company’s independent registered public accounting firm, effective July 17, 2026.

Fruci’s resignation was not the result of any disagreement between the Company and Fruci concerning accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any other matter that, if not resolved to Fruci’s satisfaction, would have caused Fruci to make reference to the subject matter of such disagreement in connection with its reports on the Company’s financial statements.

The Company and Fruci concluded their professional relationship on amicable terms.

Appointment of Successor Independent Registered Public Accounting Firm

The Company is currently in the process of completing the engagement of a successor PCAOB-registered independent public accounting firm.

The Company expects to announce the appointment of its new independent registered public accounting firm shortly. Upon formal engagement of the successor independent registered public accounting firm, the Company will make the disclosures required under Item 4.01 of Form 8-K and Item 304(a)(2) of Regulation S-K.

Item 8.01. Other Events.

Review of Second Quarter Financial Information

As previously disclosed, the Company experienced a change in control and a transition in its executive management and corporate administration during the second quarter of 2026. The Company’s current management assumed responsibility for the Company’s accounting records, financial reporting processes and corporate administration during this transition period.

In connection with the transition and management’s ongoing review of the Company’s books and records, the Company has identified certain accounting and recordkeeping matters relating primarily to the recognition, classification and/or timing of certain liabilities, indebtedness and payments made on behalf of, or for the account of, the Company.

Current management believes that certain outstanding obligations and certain payments made during or relating to the second quarter of 2026 may not have been completely or properly reflected in the Company’s accounting records at the time the applicable financial information was prepared.

Accordingly, the Company, together with its accounting professionals and its successor independent registered public accounting firm once formally engaged, intends to conduct an additional review of the Company’s financial information for the quarter ended June 30, 2026.

As of the date of this Current Report, the Company has not made a final determination that its previously issued financial statements for the quarter ended June 30, 2026 should no longer be relied upon, and no final determination has been made regarding the amount or materiality of any potential adjustment.

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The review may result in adjustments to certain balance sheet accounts, liabilities, expenses, payments, related disclosures or other financial statement items. If the Company determines following completion of its review that an amendment or restatement of its financial statements is appropriate or required, the Company intends to promptly file the applicable amended report and make any additional disclosures required by the Securities and Exchange Commission.

The Company believes that the additional review is appropriate in light of the management transition and is intended to ensure that the Company’s financial statements accurately reflect all known obligations, payments and transactions attributable to the applicable reporting period.

The Company is also reviewing its accounting procedures and internal financial controls as part of the transition and intends to implement such additional procedures as management determines appropriate to improve the completeness, accuracy and timeliness of its financial reporting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter re: change in certifying accountant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMSLEEP HOLDINGS, INC.

Date: August 28, 2026	By:	/s/ Sanja Pekovic
	Name:	Sanja Pekovic
	Title:	Chief Executive Officer

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from those expressed or implied. Forward-looking statements include, but are not limited to, statements regarding anticipated commercial activities, capital raising efforts, product distribution, and leadership transitions. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements.

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